UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2010
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 112, 2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Foreign Private Placement

The Company announced that on November 4, 2010, its Board of Directors have approved a private placement offering of up to 20,000,000 units (the “Units”) at a price of $0.05 US per Unit, with each Unit consisting of one share of the Company’s common stock and one share purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock exercisable for a period of one year at a price of $0.10 US per share.

The offering will be made to persons who are not residents of the United States and are otherwise not “U.S Persons” as that term is defined in Rule 902(k) of Regulation S of the Securities Act of 1933.

There is no assurance that the private placement offering or any part of it will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933, as amended and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, Royal Mines makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.
Date: November 8, 2010
	By:	/s/ Jason S. Mitchell

JASON S. MITCHELL
Chief Financial Officer